Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2014, with respect to the consolidated financial statements included in the Annual Report of Fox Factory Holding Corp. and subsidiaries on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fox Factory Holding Corp. and subsidiaries on Form S-8 (File No. 333-192238).

/s/ GRANT THORNTON LLP

San Jose, California

March 11, 2014